Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ALTRUST FINANCIAL SERVICES, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation shall be located in the City of Cullman, County of Cullman, State of Alabama.

Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Alabama as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 2.1. Annual Meetings. At the annual meeting, the shareholders shall elect a Board of Directors by plurality vote, and shall transact any other business as may properly come before the meeting.

Section 2.2. Place of Annual Meetings. All meetings of shareholders for the election of directors shall be held at the Corporation’s registered office in Cullman, State of Alabama, or any other location determined by the Board of Directors and stated in the notice of the meeting.

Section 2.3. Date of Annual Meetings. Annual meetings of shareholders shall be held on the date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.4. Notice of Annual Meeting. Written or printed notice of the annual meeting stating the date, time and place of the meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that the capital stock or bonded indebtedness of the Corporation shall not be increased at the annual meeting unless 30 days’ written notice has been given before the date of the meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 3.1. Special Meetings. Special meetings of shareholders for any purpose other than the election of directors, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman or the President, a majority of the Board of Directors, or upon the written request of shareholders owning not less than 40% of all shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request by the shareholders shall state specifically the purpose or purposes of the proposed meeting.

Section 3.2. Place of Special Meetings. Special meetings may be held at such time and place within or without the State of Alabama as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 3.3. Notice of Special Meetings. Written or printed notice of a special meeting stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, the capital stock or bonded indebtedness of the Corporation shall not be increased at a special meeting unless 30 days’ written notice has been given before the date of such meeting.

Section 3.4. Business Transacted at Special Meetings. The business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF SHARES

Section 4.1. Quorum. A majority of the votes entitled to be cast on a matter by the shareholders constitutes a quorum for action on that matter, except as otherwise provided by statute or by the Articles of Incorporation, but in no event shall a quorum consist of less than one-third of the votes entitled to be cast on the matter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to the shareholders entitled to vote at the meeting. Every meeting of the shareholders may be adjourned from time to time until its business is completed, and except as provided herein or by applicable law, no notice need be given of such adjourned meeting.

Section 4.2. Action by Shareholders. If a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which the vote of a greater number of affirmative votes is required by law or the Articles of Incorporation.

Section 4.3. Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the Articles of Incorporation or law provide otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact.

Section 4.4. Action without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the Corporation for inclusion in the minutes or filing with corporate records.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1. Number of Directors. The number of directors of the Corporation shall be not less than 3 and not more than 15 (the number of directors to be determined by resolution of the Board of Directors from time to time). Directors shall be elected at each annual meeting of the shareholders and shall hold office until the next annual meeting of shareholders or until a successor shall have been elected and qualified.

Section 5.2. Vacancies. Vacancies in the Board of Directors shall be filled by the affirmative vote of a majority of the shareholders or a majority of the remaining directors, even though such remaining directors constitute less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. Any vacancy occurring in the Board of Directors resulting from an increase in the number of directors shall be filled by election at an annual or special meeting of shareholders. If there are no directors in office, then the shareholders may hold a special meeting to elect directors.

Section 5.3. General Powers. The business, properties and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts as are not by statute or by the

Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 5.4. Books of the Corporation. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Alabama, at such place or places as they may from time to time determine.

Section 5.5. Compensation. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attending each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 5.6. Removal. The shareholders, by the affirmative vote of a majority of the votes cast, may remove one or more directors with or without cause at a meeting of the shareholders held in accordance with the requirements of Section 10-2B-8.08 of the Alabama Business Corporation Act.

Section 5.7. Transactions with Directors, etc. Insofar as not prohibited by applicable law, no contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction if the contract or transaction is fair and reasonable to the Corporation and if either:

(a) The fact of such relationship or interest is disclosed to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors and without considering such interested directors as present for purposes of constituting a quorum; or

(b) The fact of such relationship or interest is disclosed to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

Section 5.8. Employee Stock Options. The Board of Directors may enter into stock option plans or agreements for the benefit of key officers and employees of the Corporation.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 6.1. Place of Meetings. Meetings of the Board of Directors, regular or special, shall be held at the Corporation’s registered office unless otherwise specified in the notice thereof, in which event the meeting shall be held where specified in the notice, either within or without the State of Alabama.

Section 6.2. Organizational Meeting. The first meeting of each newly-elected Board of Directors shall be held immediately after and in the same place as the annual meeting of shareholders. No notice of such meeting shall be necessary to the newly-elected directors in order to legally constitute the meeting, provided a quorum is present.

Section 6.3. Regular Meetings. Regular meetings of the Board of Directors shall be held on the day and time specified by resolution of the Board of Directors. No notice of regular meetings need be given, unless the time and place of such meetings are other than those stated herein.

Section 6.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or President on twenty-four hours personal, telephonic, telegraphic or facsimile notice to each director, or on three days written notice to each director. Upon the written request of two or more directors, special meetings shall be called by the Chairman, President or Secretary, and appropriate notice shall be given. Any notice or waiver thereof of a special meeting, whether personal, written, telephonic, electronic or by facsimile, need not include a statement of the business to be transacted at, nor the purposes of, such special meeting. Meetings of any committee of the Board of Directors may be called by the Chairman, the President, or by the chairman of the committee, at any time upon personal, written, telephonic, electronic or facsimile notice to each member of such committee.

Section 6.5. Meetings by Conference Call, etc. Meetings of the Board of Directors and of any committee thereof may be held by means of a conference call or equivalent communications by which all persons participating in the meeting can hear each other simultaneously. Participation by such means shall constitute presence in person at any such meeting.

Section 6.6. Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need by specified in the waiver of notice of such meeting.

Section 6.7. Quorum and Voting. At all meetings of the Board of Directors, a majority of the directors then holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise specifically be provided by the Constitution of Alabama, by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.8. Action without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting or vote if a written consent setting forth the action taken is signed by all members of the Board or committee, and such written consent or consents are filed with the minutes of the proceedings of the Board or committee.

ARTICLE VII

COMMITTEES

Section 7.1. Committees. The Board of Directors may, by resolution(s) passed by a majority of the Board, designate one or more committees, each committee to consist of two or more directors of the Corporation. Any such committee, to the extent provided in the resolution or resolutions of the Board of Directors and during intervals between meetings of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority to: (1) declare a dividend or distribution from capital or earned surplus; (2) issue stock of the Corporation; (3) amend or recommend to the shareholders an amendment to the Articles of Incorporation; (4) adopt an agreement of merger or consolidation; (5) recommend to the shareholders the sale, lease, mortgage, or exchange or other disposition of all or substantially all of the Corporation’s property and assets; (6) recommend to the shareholders a dissolution of the Corporation or a revocation thereof; (7) fill vacancies in the Board of Directors; or (8) amend these Bylaws. Such committee or committees shall have such name or names, shall consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolution or resolutions adopted by the Board of Directors from time to time establishing or changing such committee. A majority of the Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies therein, to discharge any committee or to remove any member thereof, with or without cause, at any time.

Section 7.2. Committee Meetings, Minutes and Reports. Meetings of any committee of the Board may be called by the Chairman, the President, or by the chairman of the committee, at any time upon person, written, telephonic, electronic, or facsimile notice to each member of such committee. A majority of the members of each committee may fix such committee’s rules of procedure, determine its manner of acting, and fix the time and place, whether within or without the State of Alabama, of its meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors whenever required or requested.

ARTICLE VIII

CONSTITUENCY CONSIDERATION

Section 8.1. Discretionary Authority. In discharging the duties of their respective positions and in determining what is believed to be in the best interest of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

ARTICLE IX

NOTICES

Section 9.1. Form of Notice. Except as otherwise required by law, whenever notice is required to be given to any director or shareholder, such notice requirement can be satisfied by giving written notice by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in person, or by facsimile, electronic mail or telephone.

Section 9.2. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X

OFFICERS

Section 10.1. Number. The Board of Directors shall elect the Corporation’s officers, who shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may elect a Vice Chairman of the Board and such additional Vice Presidents, and Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as it deems necessary or desirable. The Board of Directors may in its discretion designate one or more of the Vice

Presidents as executive or senior Vice President. Any number of offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

Section 10.2. Election. The Board of Directors, at its annual organizational meeting, shall choose a Chairman, Vice Chairman, President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as it deems necessary or desirable. If any of the officers should not be elected at the Board of Directors’ organizational meeting for any reason, they may be elected at any regular or special meeting of the Board of Directors.

Section 10.3. Appointive Officers. The Board may from time to time appoint or delegate the appointment of such other officers as it may deem necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers. Such officers shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as are in these Bylaws provided or as the Chairman of the Board, the President or the Board may from time to time prescribe. The Chairman of the Board and the President shall have authority to appoint and remove agents and employees and to prescribe their powers and duties, and may authorize any other officer or officers to also do so.

Section 10.4. Compensation. The salaries and other compensation of the Corporation’s principal officers shall be fixed by the Board of Directors, after taking into account any recommendations by any committee which is authorized to advise the Board with respect to compensation. The Board may from time to time delegate to any principal officer or to any committee the power to fix the salaries and other compensation for all other Corporation officers, employees and agents. The action of the Board of Directors in so fixing officer compensation shall not be rendered invalid by reason of the fact that a director voted in favor of a resolution fixing his or her own salary or by reason of the fact that his or her presence was necessary to constitute a quorum of the Board.

Section 10.5. Term, Removal and Vacancies. The Corporation’s officers shall hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed by these Bylaws for regular election or appointment to such office.

Section 10.6. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and of the shareholders. In general, he shall perform all the duties incident to the office of Chairman of the Board, and such other duties as the Board may from time to time determine or as may be prescribed by these Bylaws.

Section 10.7. Vice Chairman. The Vice Chairman, in the absence, inability or disability of the Chairman, shall perform the Chairman’s duties. The Vice Chairman shall have such other duties as may be prescribed by the Board of Directors from time to time.

Section 10.8. President. The President shall be the chief executive officer of the Corporation, and subject to the control of the Board of Directors, shall determine the Corporation’s basic policies, have general supervision of its business and affairs and be responsible for all internal operations of the corporation. The President shall report to the Board of Directors, shall be responsible for personnel, and shall designate and assign the duties of the officers under his or her supervision, at the direction or with the approval of the Board of Directors.

The President shall have the authority to execute bonds, mortgages and other contracts and instruments requiring a seal, under the seal of the Corporation, to endorse, when sold, assigned, transferred, or otherwise disposed of, all certificates for shares of stock, bonds, securities or evidences of indebtedness issued by other corporations, associations, trusts, individuals or entities, whether public or private, or by any government or agency thereof, which are owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any stocks, bonds, securities, evidences of indebtedness, agreements, or other property owned or held by the Corporation in any capacity. He shall, under the supervision of the Board, be responsible for all investments of the Corporation and shall have full authority to do any and all things delegated to him by the Board of Directors or by any committee of the Board having authority.

Section 10.9. Vice Presidents. The Vice Presidents, in order of their seniority or as designated by the Board of Directors, shall, in the absence, inability or disability of the President, perform the duties and exercise the powers of said office, and when so acting shall be subject to all restrictions upon the President. At all other times the Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors may prescribe, or as the President may delegate.

Section 10.10. Treasurer. The Treasurer shall be the Corporation’s chief financial officer and shall have the custody of such property and assets of the Corporation as may be entrusted to him by the Board of Directors or by the President. He shall, subject to the general supervision of the Board of Directors and any audit committee thereof, have general supervision and authority over the Corporation’s books and accounts, its methods and systems of recording and keeping account of its business transactions and of its assets and liabilities, and within such authority, prepare and deliver all reports and returns required of the Corporation by law or by any governmental or regulatory authority pertaining to the condition of the Corporation and its assets and liabilities. He shall be responsible for preparing statements showing the Corporation’s financial condition and results of operations, and shall furnish such reports and financial records as may be required or requested by the Board of Directors, the Chairman or the President. He shall receive and give receipt for funds due and payable to the Corporation, shall have charge and custody of all funds and securities of the Corporation and shall deposit all such funds in the Corporation’s name in such banks and depositories selected or authorized by the Board. The Treasurer shall perform or cause to be performed all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

Section 10.11. Assistant Treasurers. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order designated by the Board of Directors, shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and at all other times shall perform such duties and have such powers as the Board of Directors, the Chairman, the President or the Treasurer may prescribe from time to time.

Section 10.12. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, shall keep the minutes of all proceedings of such meetings in books kept for these purposes, and shall perform like duties for the standing committees of the Board when required. The Secretary shall give, or cause to be given, the notices required by law or these Bylaws of all meetings of the shareholders and of all meetings of the Board of Directors and its committees, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the President. He shall have responsibility for the custody of the corporate books, records, contracts and other corporate documents. He shall have the authority to affix the corporate seal of the Corporation to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of any Assistant Secretary. The Secretary shall also keep a stock ledger containing the names of all persons who are now or hereafter become shareholders of the Corporation showing their places of residence, the respective number of shares held by them, and the time when they respectively became the holders of such shares.

Section 10.13. Assistant Secretary. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the power of the Secretary, and at all other times shall perform such other duties and have such other powers as the Board of Directors, the Chairman, the President or the Secretary may from time to time prescribe.

Section 10.14. Corporation, Officer and Employee Bonds. The Board of Directors shall fix and prescribe the amount of bond, if any, that may be required of the Corporation, and of each officer and employee of the Corporation. Such bonds shall be made by a bonding company or companies authorized to make such bonds in Alabama or any other applicable jurisdiction, and in such form as may be approved by the Corporation’s Board of Directors. The Board of Directors may, in their discretion, require an increase in the amount of such bond or other additional bond and security as the Board deems necessary, desirable or expedient for the better protection of the Corporation and those with which it does business.

Section 10.15. Execution of Instruments. The Chairman and the President are authorized, in their discretion and to the extent permitted herein and by law, to do and perform any and all corporate and official acts in carrying on the Corporation’s business, including, but not limited to, the authority to make, execute, acknowledge and deliver all deeds, mortgages, releases, bills of sale, assignments, transfers, leases, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, management or handling in any way of property of any description held or controlled by the Corporation in any capacity. This shall include authority, from time to time, to borrow money in such amounts, for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper, and to evidence the indebtedness thereby created by executing and delivering promissory notes or other appropriate evidences of indebtedness in the Corporation’s name. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers. The Board may authorize any other officer or officers, or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be delegated by the person so authorized; but unless so authorized by the Board of Directors or these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. In addition to the Treasurer, the Secretary or any Vice President, Assistant Treasurer or Assistant Secretary is authorized to attest the signature of the President or Chairman and to affix the corporate seal to any and all instruments requiring such attestation or execution under seal.

Section 10.16. Receipts, Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board. The President, any Vice President, the Treasurer, any Assistant Treasurer or any other officer or employee designated by the Board of Directors is authorized and empowered on behalf of the Corporation and in its name to endorse checks and warrants, to draw drafts, to give receipts for money due and payable to the Corporation, and to sign such other papers and do such other acts as are necessary or appropriate to perform his or her duties.

Section 10.17. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board. When so authorized, the Chairman of the Board, the President, the Treasurer, or a Vice President specifically designated by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual. In connection with such loans and advances, the Chairman of the Board, the President, the Treasurer or a designated Vice President may make, execute and deliver, with the counter-signature, unless otherwise authorized by the Board, of the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer, bonds, debentures, promissory notes or other evidences of indebtedness of the Corporation and, when so authorized may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, and to that end execute and deliver instruments of mortgage or pledge or which otherwise transfer such property or an interest therein. Any authority so granted by the Board may be general or confined to specific instances and, if the Board so provides, may be delegated by the person so authorized.

Section 10.18. Custodian Accounts. Any two of the following officers acting jointly, namely, the President or any Vice President, shall have the authority to establish such custodian accounts with such banks or other institutions as in their judgment are necessary or desirable in the conduct of the Corporation’s business, and any two of them acting jointly shall have the authority to issue orders and instructions respecting transactions with respect to such accounts.

ARTICLE XI

CAPITAL STOCK

Section 11.1. Certificates. Every holder of shares of Corporation capital stock (“Shares”) shall be entitled to have a certificate, signed in the Corporation’s name by the Chairman, the President, the Treasurer or a Vice President designated by the Board of Directors, and by the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of Shares of the Corporation owned by him. Certificates representing Shares of the Corporation shall be issued in numerical order, and the Corporation’s seal or a facsimile thereof shall be affixed to each certificate. The certificates shall contain the minimum requirements as set forth in Section 6.25 of the Alabama Business Corporation Act. The signature of any of the specified officers may be a facsimile if actually countersigned by one of the other designated officers. The signatures of both officers may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar other than the Corporation or one of its employees. In the event any officer whose actual or facsimile signature is affixed to the certificate shall have ceased to serve as an officer before such certificate was issued, such certificate may be adopted and issued by the Corporation as though he was such officer on the issue date.

Section 11.2. Stock Records. A record shall be kept of the respective names of persons owning the Shares represented by certificates, the number of Shares represented by such certificates and the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificates until such existing certificate shall have been so canceled, except in cases otherwise provided for in this Article XI.

Section 11.3. Stock Transfer. Shares of the Corporation shall be transferred only upon the Corporation’s books by the registered holder thereof, either in person, by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with the Corporation’s duly appointed transfer agent, upon payment of all taxes on such transfer and surrender of properly endorsed certificates for such Shares. The Corporation shall be entitled to recognize the exclusive right of a person or entity registered on its books as the owner of Shares entitled to receive dividends and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may otherwise be required by the laws of the State of Alabama. The Corporation’s obligation to effect a transfer of shares shall be subject to all provisions of the Articles of Incorporation and these Bylaws, and to any applicable restrictions on transfer imposed or permitted pursuant to such Articles of Incorporation, these Bylaws, or applicable law or agreement.

Section 11.4. Lost, Destroyed and Mutilated Certificates. The holder of any Shares shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion and after the expiration of such period of time as it may determine to be advisable, cause a new certificate or certificates for Corporation Shares to be issued upon the surrender of the mutilated certificate, or upon proof satisfactory to the Board of such loss or destruction of the certificate. The Board may, in its sole discretion, require the owner of the lost, destroyed or mutilated certificate, or his or her legal representatives, to give the Corporation a bond, in such sum and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

Section 11.5. Transfer Restrictions. The Corporation shall have the right to impose restrictions upon the transfer of any or all Shares or any interest therein, or any securities or evidences of indebtedness, whether or not convertible or exchangeable into such Shares, from time to time issued, provided that notice of such restrictions as may from time to time be imposed shall be set forth conspicuously in full or in summary upon the face or back of the certificates representing such restricted Shares or other securities or evidences of indebtedness. The Corporation may, from time to time, enter into any agreement to which all, or less than all, of the holders of record of the issued and outstanding Corporation Shares shall be parties, restricting the transfer of any or all Shares represented by certificates therefor upon such reasonable terms and conditions as may be approved by the Board of Directors of the Corporation, provided notice of such transfer transactions is conspicuously set forth on the certificates representing such restricted stock.

Except where registered under the Securities Act of 1933, as amended, and applicable state securities acts, or where, in the Corporation’s judgment, no transfer restrictions are imposed or required thereunder, all securities and all evidences of indebtedness which are convertible into or exchangeable for Corporation Shares or securities, shall be legended substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED PURSUANT TO THE SECURITIES

ACT OF 1933 OR ANY STATE SECURITIES ACT. SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF THE CORPORATION’S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED.”

This legend is non-exclusive and is in addition to other transfer restrictions which may be imposed. Other transfer restrictions and legends for purposes of complying with applicable securities laws and regulations may be imposed by action of the Board of Directors from time to time.

Section 11.6. Conditions to Transfer. As a condition to transferring Corporation Shares, or other securities or evidences of indebtedness, the Corporation shall have the right to demand from any holder requesting such transfer, evidence satisfactory in the Corporation’s sole judgment that the holder requesting the transfer has complied with any transfer restrictions imposed pursuant to Section 11.5 of this Article or otherwise lawfully imposed.

Section 11.7. Closing of Stock Transfer Books. To facilitate the Corporation’s determination of the shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Corporation Shares, or for the purpose of any other lawful action, the Board of Directors may close the stock transfer books for a stated period, which shall not be less than 10 nor more than 50 days before the date of such meeting or other action. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of any such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting if the stated period of closing has expired.

Section 11.8. Regulations. The Board may make such rules and regulations concerning the issue, transfer and registration of certificates for Shares of the Corporation as it may deem expedient and not inconsistent with these Bylaws. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for Shares of the Corporation to bear the signature or signatures of any of them.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1. Declaration of Dividends. Except as otherwise expressly provided by the Articles of Incorporation, dividends upon the Corporation’s Shares may be declared by the Board of Directors at any regular or special meeting in accordance with the Company’s Articles of Incorporation and with applicable law. Dividends may be paid in cash, property, or in Shares of the Corporation of any class or series.

Section 12.2. Statement of Business and Condition at Shareholders’ Meetings. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders, a clear statement of the business and condition of the Corporation.

Section 12.3. Annual Reports to Shareholders. The Board of Directors shall cause the Corporation to mail to each of its shareholders not later than 120 days after the close of each of its fiscal years, financial statements, which may be consolidated, including a balance sheet as of the end of such fiscal year and a statement of income for such fiscal year. Such financial statements shall be prepared in accordance with generally accepted accounting principles applicable to banks or in accordance with bank regulatory requirements. The financial statements shall be accompanied by a report of the Chairman of the Board or the President, the Cashier or a certified public accountant stating whether, in their opinion, the financial statements of the Corporation present fairly the financial position of the Corporation and the results of its operations.

Section 12.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 12.5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the words “Seal” or “Corporate Seal,” and “Alabama”, as impressed in the margin hereof. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced or otherwise used on any document or instrument.

Section 12.6. Indemnification.

(a) The Corporation shall indemnify all persons who may be indemnified by the Corporation to the full extent required or permitted by law, including but not limited to the indemnification provided in Section 10-2B-8.50, et. al., of the Alabama Business Corporation Act, as such Alabama Business Corporation Act or such Section 10-2B-8.50, et. al., now or hereafter exists.

(b) In addition to the above, and without restricting the power or duty of the Corporation to provide indemnification, the Corporation shall:

(i) Indemnify any person who was, or is, a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding whether civil, criminal, administrative or investigative, including appeals, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is, or was, serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(ii) Indemnify any person who was, or is, a party, or is threatened to be made a party, to any threatened, pending or completed claim, action or suit by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless, and only to the extent that, the court in which such action was brought shall determine upon application that, despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(iii) Indemnify any director, officer, employee or agent of the Corporation against expenses, including reasonable attorneys’ fees, actually and reasonably incurred by him in connection with any action, suit, or proceeding referred to in subsections (i) and (ii) of this Section or in defense of any claim, issue or matter therein, to the extent that he has been successful on the merits or otherwise in defense of any such action, suit or proceedings. Any indemnification under subsections (i) and (ii) of this Section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (i) and (ii) of this subsection. Such determination shall be made (1) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to, or who have been wholly-successful on the merits or otherwise with respect to such claim, action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

(c) In addition to the above provisions of this section, and without restricting the power or duty of the Corporation to provide indemnification thereunder, unless prohibited by law, the Corporation may indemnify any director, officer, employee or agent under such circumstances and to the extent approved by the holders of a majority of the shares of stock of the Corporation; provided, however, that the shares of stock of the person or persons proposed to be indemnified shall not be included for the purpose of determining what constitutes a majority and such shares shall not be voted on the issue. Indemnification may be provided under this subsection (c) notwithstanding the fact that it has been denied, expressly or by implication, under subsections (a) or (b) of this Section.

(d) Expenses, including reasonable attorneys’ fees, incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in subsections (b) and (c) of this Section upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if, and to the extent that, it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in subsections (b) and (c) of this Section.

(e) The indemnification authorized by this Section shall not be deemed exclusive of, and shall be in addition to, any other rights to which those indemnified may be entitled under any statute, rule of law, provision of the Articles of Incorporation, these Bylaws, agreement or vote of shareholders or disinterested directors, or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

(f) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section or under Section 10-2B-8.50, et. al., of the Alabama Business Corporation Act, as such Section 10-2B-8.50, et. al., or such Act now or may hereafter exist.

ARTICLE XIII

AMENDMENT OF BYLAWS

Section 13.1. Amendment of Bylaws. These Bylaws may be altered, amended, added to, or repealed and new Bylaws adopted by the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of such proposed action is contained in the notice of such special meeting. The Board of Directors may not alter, amend, add to, or repeal any Bylaw establishing what constitutes a quorum at meetings of the shareholders. These Bylaws also may be altered, amended, added to or repealed, and new Bylaws adopted by majority vote of the shareholders at any annual meeting thereof or at any special meeting if notice of such proposed action shall have been given to each shareholder.